UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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pSivida Corp.

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480 Pleasant Street

Watertown, MA 02472

United States

May 15, 2017

Dear Stockholders,

It is our pleasure to invite you to a very important special meeting of stockholders of pSivida Corp. (the “Company”), which will be held on Tuesday, June 27, 2017 at 10:00 a.m. U.S. Eastern Daylight Time, at the Company’s Corporate Headquarters located at 480 Pleasant Street, Watertown, Massachusetts 02472.

Since my arrival to pSivida in September, 2016, I have spent a significant amount of time listening and talking to our stockholders, physicians, patients and our employees about the future of the Company, its past history and how we should strategically position the Company to ensure its remarkable technology is fully realized to the benefit of patients and all other stakeholders. After careful assessment and deep analysis, the Board of Directors and I are very excited about the repositioned strategy for the Company, which is now on the cusp of being transformed from a research and development organization to a fully integrated commercial-stage specialty pharmaceutical company, potentially bringing life-enhancing treatments to patients with its first potential product launch in the United States. If approved by the U.S. Food and Drug Administration (“FDA”), we currently anticipate a direct launch of our Durasert™ three-year uveitis product in late 2018 or early 2019.

Our proven Durasert technology, in combination with the linear release over three years of the corticosteroid fluocinolone acetonide, potentially provides efficacy in preventing uveitis recurrences, the third leading cause of blindness in the developed world. Our market research validates physician anticipation for our uveitis product given the limited treatment options for this very serious disease. As uveitis has a relatively modest prevalence and small number of specialized physicians who treat it, we anticipate launching with a small, highly focused, contract field force, thereby limiting our commercial cost outlays. We are optimistic that the combination of our low cost of goods and a fair price should allow us to achieve a profitable product within a few years from launch and to begin to return to our stockholders a much higher rate of return compared to our historical global outlicense strategy.

In addition to our uveitis three year product candidate, we are also excited about the potential for our shorter six-month Durasert product candidate for uveitis. Physicians generally prefer drug treatments in multiple dosing options, and uveitis is no exception. In our market research, physicians seem very favorably inclined to use both a six-month duration treatment and three-year duration treatment for their uveitis patients. And our pipeline of product candidates does not end there. We continue to work on our pre-clinical TKI program and our Phase I knee osteoarthritis program in conjunction with the Hospital for Special Surgery. And finally, we are making good progress reaching out to many potential collaboration partners who could potentially benefit by combining their proprietary small molecules with our Durasert, sustained release technology platform. These collaborations, if successful, should allow us to bring non-dilutive capital into pSivida.

We are working hard to ensure that the Company’s potential is fully realized and communicated to our current and potential future investors as we enter into a transformative year for the Company. I know many of you have been long-term investors, and others are relatively new investors, all of whom are anxious to see a return on your investment. The Board of Directors and all the employees of pSivida are committed to achieving this objective. We believe that launching Durasert three-year uveitis independently in the United States, if approved by the FDA, is the right strategy given the small physician base needed to be called on, the extensive and successful commercial experience that I and others on our team now bring to the Company, and the dedication and in-depth scientific know-how that our employees bring.

For this purpose, all stockholders and holders of CHESS Depositary Interests (“CDIs”) are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, we urge you to submit your proxy card or CDI voting instruction form as soon as possible so that your shares (or shares underlying your CDIs) can be voted at the meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions on the proxy card or CDI voting instruction form.

We are delivering paper copies of our proxy materials to all of our stockholders and CDI holders. In addition, the Notice of Special Meeting, proxy statement, proxy card and CDI voting instruction form, are available on the following websites: www.edocumentview.com/PSDV for street holders and www.envisionreports.com/PSDV for registered holders.

Whether or not you plan to attend the meeting, your vote is very important and we encourage you to vote promptly. As a Delaware corporation and under our bylaws, a minimum of one-third of our outstanding shares of common stock (including shares underlying our outstanding CDIs) must be present in person or represented by proxy at the meeting in order for the meeting to be considered valid. You may vote your shares online, by telephone or by mailing a completed proxy card if you elect to receive the proxy materials by mail. Instructions regarding each method of voting are provided on the proxy card. CDI holders may vote the shares underlying their CDIs only by written instruction to the CDI depositary. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

Yours sincerely,

Nancy Lurker

President and Chief Executive Officer

This letter to stockholders includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. You should be aware that our actual results could differ materially from those contained in the forward looking statements. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties inherent in our business including, without limitation: our ability to achieve profitable operations and access to needed capital; safety and efficacy results of the second Durasert three-year uveitis Phase 3 clinical trial and the number of clinical trials and data required for the Durasert three-year uveitis marketing approval applications in the United States and European Union; our ability to file and the timing of filing and acceptance of the Durasert three-year uveitis marketing approval applications in the United States and European Union; our ability to use data in a United States new drug application from clinical trials outside the United States; maintenance of European orphan designation for Durasert three-year uveitis; our ability to successfully commercialize Durasert three-year uveitis, if approved; consequences of fluocinolone acetonide side effects; our ability to market and sell products; the success of current and future license agreements; termination or breach of current license agreements; our dependence on contract research organizations, vendors and investigators; effects of competition and other developments affecting sales of products; market acceptance of products; manufacturing risks; risks and costs of international business operations; effects of the potential United Kingdom exit from the European Union; legislative or regulatory changes; and other factors described in our filings with the Securities and Exchange Commission. You should read and interpret any forward-looking statements in light of these risks. Should known or unknown risks materialize, or should underlying assumptions prove inaccurate,

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actual results could differ materially from past results and those anticipated, estimated or projected in the forward-looking statements. You should bear this in mind as you consider any forward-looking statements. Our forward-looking statements speak only as of the dates on which they are made. We do not undertake any obligation to publicly update or revise our forward-looking statements even if experience or future changes makes it clear that any projected results expressed or implied in such statements will not be realized.

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NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 27, 2017

Dear Stockholders:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the “Special Meeting”) of pSivida Corp. (the “Company”) will be held on Tuesday, June 27, 2017, at 10:00 A.M. U.S. Eastern Daylight Time, at the Company’s Corporate Headquarters located at 480 Pleasant Street, Watertown, Massachusetts 02472, for the following purposes:

1.	To ratify the issuance of 5,100,000 shares of Company common stock, par value US$0.001 per share (the “Common Stock”) between March 1, 2017 and May 9, 2017 pursuant to Australian Securities Exchange (“ASX”) Listing Rule 7.4 on the terms and conditions set out in the proxy statement to refresh the Company’s capacity to issue shares of Common Stock without prior stockholder approval pursuant to ASX Listing Rule 7.1.

2.	To approve an amendment to the Company’s Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock from 60,000,000 shares to 120,000,000 shares.

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement of the Special Meeting.

The Company’s Board of Directors recommends that stockholders vote FOR Proposals 1 and 2.

Stockholders of record and holders of record of CHESS Depositary Interest (“CDIs”) at the close of business on May 10, 2017 (U.S. Eastern Daylight Time), the record date of the Special Meeting, are entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement of the meeting. A list of stockholders as of the record date will be available for stockholder inspection at the Special Meeting and at the Company’s executive offices during normal business hours from May 15, 2017 to the date of the Special Meeting. CDI holders may instruct CHESS Depositary Nominees Pty Limited, the record holder of the Common Stock underlying the CDIs, to vote on their behalf in accordance with the voting procedures set forth in the accompanying proxy statement and the CDI voting instruction form.

The accompanying proxy statement includes further details with respect to the proposals to be considered at the Special Meeting. This notice of Special Meeting and the accompanying proxy statement contain important information and should be read in their entirety. If you are in doubt as to how you should vote at the Special Meeting, you should seek advice from your legal counsel, accountant or other professional adviser prior to voting.

By Order of the Board of Directors

John D. Mercer

Secretary

May 15, 2017

Watertown, Massachusetts

Page
PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 27, 2017	1

VOTING INSTRUCTIONS	3

PROPOSAL 1: RATIFICATION OF THE ISSUANCE OF 5,100,000 SHARES OF COMMON STOCK PURSUANT TO ASX LISTING RULE 7.4 TO REFRESH THE COMPANY’S CAPACITY TO ISSUE SHARES OF COMMON STOCK WITHOUT PRIOR STOCKHOLDER APPROVAL PURSUANT TO ASX LISTING RULE 7.1	4

PROPOSAL 2: APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION	6

STOCK OWNERSHIP: STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS	8

INFORMATION ABOUT STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS	10

DIRECTIONS TO SPECIAL MEETING	10

ANNEX A:    Certificate of Amendment of the Certificate of Incorporation, as amended, of pSivida Corp.

This Notice of a Special Meeting of Stockholders is being distributed and made available on or about May 17, 2017.

In this Proxy Statement, the words “pSivida,” “the Company,” “we,” “our,” “ours,” “us” and similar terms refer to pSivida Corp., unless the context indicates otherwise.

PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 27, 2017

Our Board of Directors (“Board”) is soliciting your proxy for use at a special meeting of stockholders (the “Special Meeting”), to be held on Tuesday, June 27, 2017, at 10:00 A.M. U.S. Eastern Daylight Time at our Corporate Headquarters located at 480 Pleasant Street, Watertown, Massachusetts 02472, or any adjournment or postponement thereof, for the purposes set forth in the accompanying notice.

The Notice of Special Meeting, this proxy statement and the accompanying proxy card or CDI voting instruction form are being mailed to our stockholders on or about May 17, 2017.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING TO BE HELD ON JUNE 27, 2017:

A complete set of proxy materials relating to the Special Meeting is available on the Internet. These materials, consisting of the notice of special meeting, this proxy statement, proxy card and CDI voting instruction form, are available on the following websites: www.edocumentview.com/PSDV for street holders and www.envisionreports.com/PSDV for registered holders.

SOLICITATION AND VOTING

Voting Rights and Procedures

Only those stockholders of record and holders of record of CHESS Depositary Interests (“CDIs”) as of the close of business on May 10, 2017 (U.S. Eastern Daylight Time), the record date, will be entitled to vote at the Special Meeting and any adjournment or postponement thereof. Those persons holding CDIs are entitled to receive notice of and attend the Special Meeting and may instruct CHESS Depositary Nominees Pty Limited (“CDN”) to vote at the meeting by following the instructions on the CDI voting instruction form.

As of the record date, we had 39,356,999 shares of our common stock, par value US$0.001 per share (the “Common Stock”), outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the Special Meeting (save to the extent of the voting exclusion for Proposal No. 1 described below). Each stockholder as of the close of business on the record date is entitled to one vote for each share of Common Stock held by such stockholder. Each CDI holder as of the close of business on the record date is entitled to direct CDN, the record holder of the Common Stock underlying our CDIs, to vote one share for every CDI held by such holder.

Broker Non-Votes

If you are a beneficial owner of shares held by a broker, bank, trust or other nominee and you do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Broker non-votes occur on a matter when the broker is not permitted under applicable stock exchange rules to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters.

At the Special Meeting, Proposal No. 1 is considered a “non-routine” matter while Proposal No. 2 is considered a “routine” matter. Therefore, if you are a beneficial owner of shares held in street name and do not provide voting instructions, your shares will not be voted on Proposal No. 1 and a broker non-vote will occur on this matter. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered voting power present with respect to that proposal. Thus, broker non-votes will not affect the outcome of Proposal No. 1, assuming that a quorum is obtained.

Quorum

A “quorum” is necessary to conduct business at the Special Meeting. One-third of the outstanding shares of our Common Stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes will be counted as present for purposes of determining a quorum at the Special Meeting. If a quorum is not present, the Special Meeting will be adjourned until a quorum is obtained.

Voting Requirements

•

Proposal No. 1: Ratify the issuance of 5,100,000 shares of Common Stock between March 1, 2017 and May 9, 2017 pursuant to ASX Listing Rule 7.4 on the terms and conditions set out in this proxy statement to refresh the Company’s capacity to issue shares of Common Stock without prior stockholder approval pursuant to ASX Listing Rule 7.1. Votes may be cast: FOR, AGAINST or ABSTAIN. The approval of this Proposal No. 1 requires the affirmative vote of a majority of the votes properly cast on the matter. Broker non-votes will have no effect on the outcome of this proposal, and abstentions will have the effect of an AGAINST vote on this proposal.

•

Proposal No. 2: Approve an amendment to our Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock from 60,000,000 shares to 120,000,000 shares. Votes may be cast: FOR, AGAINST or ABSTAIN. The approval of this Proposal No. 2 requires the affirmative vote of the holders of a majority of our voting power entitled to vote on the matter. Broker non-votes will have no effect on the outcome of this proposal, and abstentions will have the effect of an AGAINST vote on this proposal.

Proxy Solicitation

We will bear the cost of preparing, assembling, printing, mailing, and distributing these proxy materials. If you choose to vote over the Internet, you are responsible for Internet access charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We have engaged The Proxy Advisory Group, LLC, to assist with the solicitation of proxies and provide related advice and informational support, for a services fee, plus customary disbursements, which are not expected to exceed $15,000 in total, plus expenses. In addition to soliciting stockholders through our employees, we will request banks, brokers and other intermediaries holding shares of our Common Stock beneficially owned by others to solicit the beneficial owners and will reimburse them for their reasonable expenses in doing so.

VOTING INSTRUCTIONS

Voting Process for Stockholders

All shares of our Common Stock represented by a properly executed proxy received before the time indicated on the proxy will, unless the proxy is revoked, be voted in accordance with the instructions indicated on the proxy. If no instructions are indicated on the proxy, the shares will be voted as the proxy holder nominated on the proxy card determines, or, if no person is nominated, the shares will be voted “FOR” Proposal No. 1 and Proposal No. 2. The persons named as proxies will vote on any other matters properly presented at the Special Meeting in accordance with their best judgment.

Shares held directly in your name as the stockholder of record may be voted in person at the Special Meeting. If you choose to vote in person, please bring proof of identification. Even if you plan to attend the Special Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Special Meeting. Shares held in street name through a brokerage account or by a bank or other nominee may be voted in person by you if you obtain a valid proxy from the record holder giving you the right to vote the shares. CDI holders may attend the meeting, but cannot vote in person at the meeting.

Stockholders may vote their shares by proxy in any of the following three ways:

•

By Internet: You may vote by Internet 24 hours a day through 1:00 a.m., June 27, 2017 (U.S. Eastern Daylight Time) by following the instructions that are included on your enclosed proxy card. If you vote by Internet, you do not need to return your proxy card.

•

By Telephone: You may vote by telephone 24 hours a day through 1:00 a.m., June 27, 2017 (U.S. Eastern Daylight Time) by following the instructions that are included on your enclosed proxy card. If you vote by telephone, you do not need to return your proxy card.

•	By Mail: You may vote by signing and returning the enclosed proxy card as indicated.

You may revoke your proxy at any time before it is voted by properly executing and delivering a later-dated proxy card, by later voting by Internet or telephone, by delivering a written revocation to our Secretary or by attending the Special Meeting, requesting a return of your proxy and voting in person.

Although we encourage stockholders to vote by Internet, telephone or mail, whether or not they attend the Special Meeting, stockholders also may vote by attending, and voting in person at, the Special Meeting.

Voting Process for CDI Holders

CDI holders may vote the shares underlying their CDIs only by their written instructions to CDN. CDI holders should complete, sign and return the CDI Voting Instruction Form.

Computershare will collect and process voting instructions from CDI holders. Computershare must receive the CDI Voting Instruction Form, completed and returned in accordance with the instructions provided on the form, by no later than 1:00 p.m. June 25, 2017 (AWST).

A CDI holder may revoke a CDI Voting Instruction Form by delivering to Computershare, no later than 1:00 p.m. June 25, 2017 (AWST), a new CDI Voting Instruction Form or a written notice of revocation, in either case bearing a later date than the CDI Voting Instruction Form previously sent.

CDI holders may attend the Special Meeting, but cannot vote in person at the Special Meeting.

PROPOSAL 1

RATIFICATION OF THE ISSUANCE OF 5,100,000 SHARES OF COMMON STOCK PURSUANT TO ASX LISTING RULE 7.4 TO REFRESH THE COMPANY’S CAPACITY TO ISSUE SHARES OF COMMON STOCK WITHOUT PRIOR STOCKHOLDER APPROVAL PURSUANT TO ASX LISTING RULE 7.1

Background

On February 8, 2017, we entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with FBR Capital Markets & Co. (“FBR”) to create an at the market equity program under which we from time to time may offer and sell shares of our Common Stock having an aggregate offering price of up to US$20,000,000 (the “ATM Shares”) through FBR. Under the Sales Agreement, FBR may sell the ATM Shares by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 of the Securities Act of 1933, as amended, including, but not limited to, sales made by means of ordinary brokers’ transactions, including on The NASDAQ Global Market (“NASDAQ”), at market prices or as otherwise agreed with FBR. Subject to the terms of our instructions, FBR may also sell the ATM Shares by any other method permitted by law, including, but not limited to negotiated transactions, subject to our prior express written consent. A copy of the Sales Agreement may be found in the Current Report on Form 8-K that we filed with the Securities and Exchange Commission (the “SEC”) on February 8, 2017 and with the Australian Securities Exchange (the “ASX”) on February 9, 2017. The ATM Shares are sold pursuant to our shelf registration statement that was declared effective by the SEC on December 2, 2015 and the accompanying prospectus supplement that was filed with the SEC on February 8, 2017.

Under the Sales Agreement we have issued 5,100,000 ATM Shares between March 1, 2017 and May 9, 2017 (equivalent to 5,100,000 CDIs) at an average issue price of US$1.74 per share for an aggregate principal amount of US$8,871,000 (the “ATM Sold Shares”).

We are now seeking the approval of our stockholders for the purpose of ratifying the issuance of the ATM Sold Shares. The purpose of Proposal No. 1 is to refresh our 15% capacity under ASX Listing Rule 7.1 (as described below) and enable us to raise further funds as needed by means of equity placements, and to assist with our funding needs and other corporate activities. No specific issuances are contemplated at this time.

ASX Listing Rules

ASX Listing Rule 7.1.

ASX Listing Rule 7.1 prohibits, subject to certain exceptions, a company from issuing or agreeing to issue securities that would represent more than 15% of the company’s ordinary securities on issue 12 months prior to the date of issue (or agreement to issue) of such securities, without prior approval of a company’s stockholders.

The issue and sale of the ATM Sold Shares were within the 15% limitation imposed under ASX Listing Rule 7.1 and accordingly stockholder approval was not required for their issue.

ASX Listing Rule 7.4.

ASX Listing Rule 7.4 sets out an exception to ASX Listing Rule 7.1. This rule provides that where the stockholders in a general meeting ratify a previous issuance of securities (made without stockholder approval under ASX Listing Rule 7.1), those securities will be excluded from the calculation of the number of securities that can be issued by us in any 12-month period within the 15% limit set out in ASX Listing Rule 7.1.

In accordance with ASX Listing Rule 7.1 and ASX Listing Rule 7.4, stockholder approval is now being sought to ratify the issuance of the ATM Sold Shares. By ratifying the issue of the ATM Sold Shares, such securities will be excluded from the calculation of the number of securities that can be issued by us in the forthcoming 12-month period under ASX Listing Rule 7.1, therefore providing us with flexibility to issue further shares of Common Stock within the 15% limit in the next 12 months, if our Board considers it is in the interests of us and our stockholders to do so.

Technical Information Required by ASX Listing Rule 7.5

For the purposes of ASX Listing Rule 7.5, in addition to the information set out above, the following information is provided in relation to this proposal:

(a)	a total of 5,100,000 shares of Common Stock (equivalent to 5,100,000 CDIs) were issued between March 1, 2017 and May 9, 2017.

(b)	the issue price of the ATM Sold Shares was between US$1.65 and US$1.88 per share;

(c)	the ATM Sold Shares were issued to investors in ordinary brokerage transactions at market prices, in accordance with the terms of the Sales Agreement;

(d)	the issuance of the ATM Shares was made pursuant to a public offering under our registration statement that was declared effective by the SEC on December 2, 2015; and

(e)	the ATM Sold Shares rank equally with all other shares of our Common Stock.

Use of Proceeds

We received net proceeds from the issuance and sale of the ATM Sold Shares of approximately US$8.4 million, after deducting offering expenses and sales commissions. We intend to use the net proceeds of the ATM Shares (including those received from the sale of the ATM Sold Shares) for the continued research and clinical and pre-clinical development of our product candidates, preparing for the commercialization of our product candidates, if approved, and for other general corporate purposes, which may include working capital, research and development expenditures, the funding of in-licensing agreements for product candidates, additional technologies or other forms of intellectual property, expenditures relating to manufacturing infrastructure and other capital expenditures and general and administrative expenses.

Voting Exclusion Statement

We will disregard any votes cast on Proposal No. 1 by stockholders who, to our knowledge, participated in the purchase of the ATM Sold Shares and any associate of such stockholder.

However, we will not disregard a vote if it is cast by a person as proxy for a person who is entitled to vote, in accordance with the directions on the proxy card, or it is cast by the person chairing the Special Meeting as proxy for a person who is entitled to vote, in accordance with a direction on the proxy card to vote as the proxy decides.

Our Board recommends that you vote FOR ratifying the issuance of the ATM Sold Shares pursuant to ASX Listing Rule 7.4 to refresh our capacity to issue shares of Common Stock without prior stockholder approval pursuant to ASX Listing Rule 7.1.

PROPOSAL 2

APPROVAL OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION

Our Certificate of Incorporation, as amended (the “Certificate of Incorporation”) currently authorizes the issuance of up to 60,000,000 shares of Common Stock. On May 3, 2017, our Board unanimously adopted a resolution setting forth an amendment to Article 4 of the Certificate of Incorporation, subject to stockholder approval, to increase the number of shares of Common Stock that are authorized for issuance by 60,000,000 shares (the “Amendment”), bringing the total number of shares of Common Stock authorized for issuance to 120,000,000. No change will be made to the other provisions of the Certificate of Incorporation. The additional authorized shares of Common Stock, if and when issued, would have the same rights and privileges as the shares of Common Stock previously authorized.

As of May 10, 2017, there were:

•	60,000,000 shares of Common Stock authorized, of which 39,356,999 shares were issued and outstanding and 5,000,000 shares of preferred stock authorized, of which none were issued or outstanding;

•	6,797,691 shares of our Common Stock issuable on exercise of options outstanding as of that date, which had a weighted exercise price of US$3.52 per share at that date;

•	3,519,441 shares of our Common Stock that have been reserved for issuance in connection with future grants under the 2016 Long Term Equity Incentive Plan;

•	700,000 shares of our Common Stock issuable on the vesting of performance-based stock units outstanding as of that date; and

•	623,605 shares of our Common Stock issuable on exercise of warrants outstanding as of that date, which had a weighted average exercise price of US$2.50 per share at that date.

The full text of the Amendment is attached hereto as Annex A (the “Certificate of Amendment”). If the stockholders approve Proposal No. 2, the Certificate of Amendment will be filed with the Secretary of State of the State of Delaware (“DESOS”) and the amendment to the Certificate of Incorporation as described above will be effective upon the acceptance for record of the Certificate of Amendment by the DESOS.

The additional shares of Common Stock authorized by the proposed Amendment could be issued at the direction of our Board from time to time for any proper corporate purpose, including, without limitation, the acquisition of other businesses, the raising of additional capital for use in our business, a split of or dividend on then outstanding shares or in connection with any employee stock plan or program. The holders of shares of Common Stock do not presently have preemptive rights to subscribe for any of our securities and holders of Common Stock will not have any such rights to subscribe for the additional Common Stock proposed to be authorized.

Our Board believes that an increase in the number of authorized shares of Common Stock is prudent because it will provide us flexibility in issuing additional shares of Common Stock determined by our Board to be advisable or necessary, without the expense and delay of soliciting stockholder approval or holding a special meeting of stockholders. Our Board believes that having the additional shares authorized and available for issuance will in the future permit greater flexibility in considering actions that may be desirable or necessary to accommodate our business plan and that involves the issuance of our Common Stock. These actions may include, among other things, capital raising, acquisitions and other strategic transactions. In addition, our Board believes it is appropriate to continue to have authorized capital stock available to issue such additional shares of Common Stock for general corporate purposes, including stock dividends or distributions, and equity awards or warrants.

The proposed increase in the number of authorized shares of Common Stock could have a number of effects on our stockholders depending upon the exact nature and circumstances of any actual issuances of authorized shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of us more difficult. For example, additional shares could be issued by us so as to dilute the stock ownership or voting rights of persons seeking to obtain control of us. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The subsequent issuance of additional shares of Common Stock could result in dilution of net income per share and book value per share and the dilution of the voting rights of the holders of Common Stock. Our Board is not aware of any attempt, or contemplated attempt, to acquire control of us, and the proposed Amendment is not being presented with the intent that it be utilized as a type of anti-takeover device.

There are currently no definitive plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which are to be authorized.

Except for shares of Common Stock reserved for issuance (i) upon exercise of outstanding stock options and outstanding warrants, (ii) under our 2016 Long Term Equity Incentive Plan, (iii) upon vesting of outstanding performance-based stock units and (iv) upon sales made pursuant to the Sales Agreement, our Board has no current plans to issue additional shares of Common Stock. However, our Board believes that the benefits of providing it with the flexibility to issue shares of Common Stock without delay for any proper business purpose outweigh the possible disadvantages of dilution of our outstanding Common Stock and discouragement of unsolicited business combination proposals, and that it is prudent and in the best interests of our stockholders to provide the advantage of greater flexibility which will result from the proposed Amendment.

Our Board recommends that you vote FOR Proposal No. 2, the approval of the amendment of our Certificate of Incorporation.

STOCK OWNERSHIP: STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS

Beneficial Ownership

At the close of business on May 10, 2017, there were 39,356,999 shares of our Common Stock issued and outstanding and entitled to vote. On May 10, 2017, the closing price of our Common Stock as reported on NASDAQ was US$2.04 per share. The tables below set forth information regarding beneficial ownership of our shares of Common Stock as of May 10, 2017 by (1) any person or entity who, to our knowledge, beneficially owns 5% or more of our shares of Common Stock based on filings with the SEC, (2) our directors and named executive officers and (3) our current executive officers and directors as a group. Unless otherwise indicated, the address for each of the beneficial owners listed below is: c/o pSivida Corp., 480 Pleasant Street, Watertown, MA 02472, United States.

Beneficial Owner	Aggregate Number of Shares Beneficially Owned(1)	Percent of Shares Beneficially Owned
5% or Greater Beneficial Owner:
Perceptive Advisors LLC 51 Astor Place, 10th Floor New York, NY 10003	2,279,706	5.79%
Rosalind Advisors, Inc. 175 Bloor Street East Suite 1316, North Tower Toronto, Ontario M4W 3R8 Canada	2,126,800	5.40%

Directors and Executive Officers:
David J. Mazzo	405,500	1.02%
Nancy Lurker(2)	—	*
Michael Rogers	290,000	*
Douglas Godshall	140,000	*
James Barry	46,666	*
Jay Duker(3)	—	*
Paul Ashton(4)	1,623,052	4.01%
Lori Freedman(5)	626,148	1.57%
Leonard Ross	180,300	*
All current directors and executive officers as a group (9 persons)(6)	1,062,466	2.59%

* Represents holdings of less than 1% of our outstanding Common Stock

(1)	Reflects sole voting and investment power, except as indicated below. Includes shares of Common Stock that each of the following persons had the right to acquire on May 10, 2017 or within sixty (60) days thereafter through the exercise of options: Dr. Mazzo (405,000), Mr. Rogers (290,000), Mr. Godshall (140,000), Dr. Barry (46,666), Dr. Ashton (1,155,530), Ms. Freedman (529,725) and Mr. Ross (180,300).

(2)	Ms. Lurker joined us as President and Chief Executive Officer and was appointed to serve as a director of our Board on September 15, 2016. Ms. Lurker did not hold any shares of Common Stock, nor did Ms. Lurker have the right to acquire beneficial ownership of any shares of Common Stock within sixty (60) days of May 10, 2017.

(3)	Dr. Duker joined our Board on September 26, 2016. Dr. Duker did not hold any shares of Common Stock, nor did Dr. Duker have the right to acquire beneficial ownership of any shares of Common Stock within sixty (60) days of May 10, 2017.

(4)	Dr. Ashton resigned as our President and Chief Executive Officer and as a member of our Board on September 14, 2016. As of March 18, 2016, which is the last date on which Dr. Ashton filed a Form 4 with the SEC, Dr. Ashton held 467,522 shares of Common Stock, of which 16,781 were held by the trustee of the Dr. Ashton Children’s Irrevocable Trust, as to which Dr. Ashton disclaimed beneficial ownership.

(5)	On December 12, 2016, we eliminated the position of Vice President of Corporate Affairs and General Counsel. Accordingly, effective as of December 26, 2016, Lori Freedman was no longer employed as our Vice President of Corporate Affairs, General Counsel and Company Secretary. As of June 18, 2014, which is the last date on which Ms. Freedman filed a Form 4 with the SEC with respect to shares of Common Stock, Ms. Freedman held 96,426 shares of Common Stock.

(6)	Includes Dario Paggiarino, M.D., our Vice President, Chief Medical Officer and Deb Jorn, our Executive Vice President, Corporate and Commercial Development. As of May 10, 2017, neither Dr. Paggiarino nor Ms. Jorn held any shares of Common Stock, and neither Dr. Paggiarino nor Ms. Jorn had the right to acquire beneficial ownership of any shares of Common Stock within sixty (60) days of May 10, 2017.

INFORMATION ABOUT STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Stockholder proposals for inclusion in our proxy statement: To be eligible for inclusion in our proxy statement and form of proxy relating to our 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”), stockholder proposals must be submitted pursuant to Securities Exchange Act Rule 14a-8 and received at our principal executive offices no later than June 28, 2017, which is 120 calendar days before October 26, 2017—the anniversary of the date our proxy statement was released to stockholders in connection with the 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”). If the date of the 2017 Annual Meeting date is changed by more than 30 days from the anniversary date of the 2016 Annual Meeting on December 12, 2016, then the deadline is a reasonable time before we begin to print and mail proxy materials.

Other stockholder proposals: A nomination of one or more persons for election as a director or any other stockholder proposal not included in our proxy statement for the 2017 Annual Meeting will be ineligible for presentation at the 2017 Annual Meeting unless the stockholder gives timely notice of the proposal in writing to our Secretary at our principal executive offices and otherwise complies with the provisions of our By-Laws. To be timely, our By-Laws provide that we must have received the stockholder’s notice: (i) not less than 60 days in advance of the meeting if the meeting is to be held on a day which is within 30 days preceding the anniversary of the 2016 Annual Meeting, (ii) not less than 90 days in advance of the meeting if the meeting is to be held on or after the anniversary of the 2016 Annual Meeting, and (iii) in any other cases, not more than 15 days following the date on which notice or public disclosure (as defined in our By-Laws) of the date of the 2017 Annual Meeting is made.

We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the foregoing requirements and with the SEC regulations regarding stockholder proposals.

Other Business

At the time of mailing this proxy statement, we do not know of any other matter that properly may come before the Special Meeting, and do not intend to present any other matter. However, if any other matters properly come before the special meeting or any adjournment, the persons named as proxies will be able to vote on those matters in accordance with their own judgment.

If there are insufficient votes to approve the proposals, your proxy may be voted by the persons named in the proxy to adjourn the Special Meeting in order to solicit additional proxies in favor of the approval of such proposals. If the Special Meeting is adjourned or postponed for any purpose, at any subsequent reconvening of the meeting your proxy will be voted in the same manner as it would have been voted at the original convening of the Special Meeting unless you withdraw or revoke your proxy. Your proxy may be voted in this manner even though it may have been voted on the same or any other matter at a previous session of the Special Meeting.

DIRECTIONS TO SPECIAL MEETING

From Boston Logan International Airport

Take I-90 West to Exit 17 Newton/Watertown. Turn right onto Centre Street (follow signs for Watertown) and continue onto Galen Street. Turn left on Watertown Street and bear right onto California Street. Follow California Street (0.9 mi), turn right onto Bridge Street (0.1 mi) and turn left onto Pleasant Street.

ANNEX A

CERTIFICATE OF AMENDMENT OF THE

CERTIFICATE OF INCORPORATION

OF

PSIVIDA CORP.

pSivida Corp. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), for the purpose of amending its Certificate of Incorporation, as amended (the “Certificate of Incorporation”), in accordance with the DGCL, does hereby make and execute this Certificate of Amendment to the Certificate of Incorporation, and does hereby certify that:

1. The Board of Directors of the Corporation (the “Board”), acting in accordance with the provisions of Sections 141 and 242 of the DGCL, adopted resolutions amending its Certificate of Incorporation, so that effective upon the effective time of this Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware, Article 4 of the Certificate of Incorporation is hereby amended by striking out Article 4 thereof and by substituting in lieu of said Article the following new Article 4:

“4. The corporation shall have two classes of stock, Common Stock, US$.001 par value per share, and Preferred Stock, US$.001 par value per share. The total number of shares that the corporation shall have authority to issue is 120,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. Subject to the limitations prescribed by law and the provisions of this certificate of incorporation, the board of directors of the corporation is authorized to issue the Preferred Stock from time to time in one or more series, each of such series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be determined by the board of directors in a resolution or resolutions providing for the issue of such Preferred Stock. Subject to the powers, preferences and rights of any Preferred Stock, including any series thereof, having any preference or priority over, or rights superior to, the Common Stock and except as otherwise provided by law, the holders of the Common Stock shall have and possess all powers and voting and other rights pertaining to the stock of this corporation and each share of Common Stock shall be entitled to one vote.”

2. Thereafter, pursuant to a resolution of the Board, a special meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the DGCL at which meeting the necessary number of shares as required by statute were voted in favor of the foregoing amendment.

3. The foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the DGCL by the vote of a majority of outstanding stock of the Corporation entitled to vote thereon.

4. This Certificate of Amendment of the Certificate of Incorporation shall be effective upon its filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, I have signed this Certificate this             day of                     , 2017.

Nancy S. Lurker President and Chief Executive Officer

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on June 27, 2017.

Vote by Internet • Go to www.envisionreports.com/PSDV • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR proposals 1 – 2.

		For	Against	Abstain	+

1.	To ratify the issuance of 5,100,000 shares of Company common stock, par value US$0.001 per share (the “Common Stock”) between March 1, 2017 and May 9, 2017 pursuant to Australian Securities Exchange (“ASX”) Listing Rule 7.4 on the terms and conditions set out in the proxy statement to refresh the Company’s capacity to issue shares of Common Stock without prior stockholder approval pursuant to ASX Listing Rule 7.1.	☐	☐	☐

		For	Against	Abstain

2.	To approve an amendment to the Company’s Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock from 60,000,000 shares to 120,000,000 shares.	☐	☐	☐

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be Held on June 27, 2017: The proxy statement is available at www.edocumentview.com/PSDV for street holders and www.envisionreports.com/PSDV for registered holders.

02LYLA

2017 Special Meeting Admission Ticket

2017 Special Meeting of

pSivida Corp. Stockholders

Tuesday, June 27, 2017, 10 a.m. (EDT)

480 Pleasant Street,

Watertown, Massachusetts 02472

Upon arrival, please present this admission ticket

and photo identification at the registration desk.

You may obtain directions to the Special Meeting

by calling our office at (617) 972-6235 or

e-mailing our office at afandel@psivida.com

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be Held on June 27, 2017: The proxy statement is available at www.edocumentview.com/PSDV for street holders and www.envisionreports.com/PSDV for registered holders.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — pSivida Corp.	+

Notice of 2017 Special Meeting of Stockholders

Proxy Solicited by the Board of Directors for the Special Meeting of Stockholders — June 27, 2017

The undersigned hereby appoints Nancy S. Lurker and Leonard S. Ross, and each of them, each with the full power of substitution, as proxies to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of pSivida Corp. to be held on Tuesday, June 27, 2017 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted in the manner directed by the stockholder. If no such directions are indicated, each of the Proxies will have authority to vote FOR proposals 1 and 2.

In his or her discretion, each of the Proxies is authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Special Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

⬛	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+